Exhibit 32.1

Section 906 Certification by the Chief Executive Officer and Chief Financial Officer

Each of Yahia Gawad, Chief Executive Officer, and James Essex, Chief Financial Officer, of CardioGenics Holdings Inc., a Nevada corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)	This Amendment No. 1 to the Company’s periodic report on Form 10-K for the period ended October 31, 2011 (“Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Form 10-K, as amended, fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Yahia Gawad	/s/ James Essex

Name: Yahia Gawad Title: Chief Executive Officer	Name: James Essex Title: Chief Financial Officer

Date: January 27, 2012